Exhibit 99.1

American Airlines And US Airways To Fight Justice Department Action

Companies Will Mount Vigorous And Strong Defense of Merger

Combined Airline Will Offer Benefits to Consumers, Communities and Employees

FORT WORTH, Texas and TEMPE, Ariz., Aug. 13, 2013 /PRNewswire/ — AMR Corporation (OTCQB: AAMRQ), the parent company of American Airlines, Inc., and US Airways Group, Inc. (NYSE: LCC) today announced that they intend to mount a vigorous and strong defense to the U.S. Department of Justice’s (“DOJ”) effort to block their proposed merger.

“We believe that the DOJ is wrong in its assessment of our merger. Integrating the complementary networks of American and US Airways to benefit passengers is the motivation for bringing these airlines together. Blocking this procompetitive merger will deny customers access to a broader airline network that gives them more choices.

“Further, this merger provides the best outcome for AMR’s restructuring. The widespread support from the employees and financial stakeholders of both airlines underscores the fact that this is the best path forward for both airlines and the customers and communities we serve.

“We will mount a vigorous defense and pursue all legal options in order to achieve this merger and deliver the benefits of the new American to our customers and communities as soon as possible.”

Benefits of the New American

Promotes Competitiveness

With more than 6,700 daily flights to 336 destinations in 56 countries around the world, the new American Airlines will strengthen communities nationwide through better service and travel to more destinations both domestically and internationally. Importantly, the combined airline expects to maintain current hubs of both airlines and expand service from those hubs, resulting in more choices for customers. The result for consumers is that the new American will be a highly competitive alternative to other domestic and global carriers.

Greater Long-Term Opportunities for Employees

Employees of the combined airline will benefit from being part of a company with a more competitive and strong financial foundation, which will create greater opportunities over the long term. The merger will also provide the path to improved compensation and benefits for employees.

More Choices, Increased Service, and an Enhanced Travel Experience for Customers

Customers will benefit from new flying options, more choices, increased service and an enhanced travel experience. We expect our complementary flight networks to increase efficiency and provide more options for customers. Greater connectivity with oneworld® alliance partners will give customers more options for travel and benefits both domestically and internationally.

The merger provides the best outcome for American’s restructuring with creditors and equity holders receiving nearly unprecedented recoveries and having approved the Plan of Reorganization overwhelmingly.

As previously announced, the boards of directors of both AMR and US Airways approved a plan to combine to create the new American Airlines, a premier global carrier.

About American Airlines

American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American’s fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American’s website, AA.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American’s AAdvantage® program, voted Airline Program of the Year at the 2013 Freddie Awards, lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations served by some 9,000 daily flights to nearly 160 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 198 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,329 airports in 194 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: failure of a proposed transaction to be implemented; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement, proxy statement and prospectus. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.